Exhibit 23.3

Independent Public Accounting Firm’s Consent

We have issued our report dated February 27, 2003, accompanying the financial statements of Rogers International Raw Materials Fund, L.P. contained in this Post-Effective Amendment No. 4 to the Registration Statement (S-1 No. 333-105040).  We consent to the use of the aforementioned report in this Post-Effective Amendment No. 4 to the Registration Statement, and the use of our name as it appears under the caption “Experts”.

VORISEK & COMPANY, LLC

Johnsburg, Illinois

September 14, 2005